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Exhibit 10.8.6

EnergySolutions, Inc.
2007 Equity Incentive Plan

NONQUALIFIED STOCK OPTION AWARD AGREEMENT
(Performance-Based: [Business Unit] Operating Income)

        THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the "Award Agreement") is made effective as of [            ] (the "Date of Grant") between EnergySolutions, Inc., a Delaware corporation (with any successor, the "Company"), and [            ] (the "Participant"):

R E C I T A L S:

        WHEREAS, the Company has adopted the EnergySolutions, Inc. 2007 Equity Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Award Agreement. Capitalized terms not otherwise defined herein (including in Section 10) shall have the same meanings as in the Plan; and

        WHEREAS, the Compensation Committee of the Board (the "Committee") has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

        NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth (including, without limitation, the restrictive covenants described in Section 7, the parties agree as follows:

          1.    Grant of the Option.    The Company hereby grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate number of shares of Common Stock of the Company, or such other class or kind of security resulting from the application of Section 12.1 of the Plan, subject to reduction or forfeiture as set forth below (the "Shares"), also subject to adjustment as set forth in the Plan. The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended. The number of Shares the Participant will be able to purchase pursuant to the Option shall be determined as follows:

            (a)   The term "Business Unit" shall mean the business unit identified by the Committee as "[            ]". The term "Operating Income" shall mean the operating income of the Business Unit determined in accordance with generally accepted accounting principles and past practices of the Company for the fiscal year [            ] (the "Fiscal Year"). The term "Operating Income Target" shall mean [$      ]. The term "Minimum Operating Income" shall mean 90% of the Operating Income Target for the Fiscal Year.

            (b)   If the Business Unit's Operating Income for the Company's Fiscal Year is equal to or less than Minimum Operating Income for the Fiscal Year, the number of Shares shall be zero, and the Option shall immediately and automatically terminate, and all rights under this Award Agreement shall cease.

            (c)   If the Business Unit's Operating Income for the Fiscal Year is 100% of the Operating Income Target for the Fiscal Year or greater, the number of Shares shall be [            ] (the "Maximum Share Amount").

            (d)   If the Business Unit's Operating Income for the Fiscal Year is between Minimum Operating Income and the Operating Income Target for the Fiscal Year, the number of Shares will be determined by multiplying the Maximum Share Amount by a fraction, (i) the numerator of which is the amount, stated as a percentage, by which the actual Operating Income for the Fiscal Year, stated as a percentage of the Operating Income Target for the Fiscal Year, exceeds 90%, and (ii) the denominator of which is 10%. For example, if actual

    Operating Income is 97% of the Operating Income Target and the Maximum Share Amount is 1,000, the number of Shares shall be calculated as follows:

            Step 1:  97%-90% = 7%

            Step 2:  7%/10% = .7

            Step 3:  .7 × 1,000 = 700.

          2.    Option Price.    The purchase price of the Shares subject to the Option shall be [$            ] per Share (the "Option Price"), subject to adjustment as set forth in the Plan.

          3.    Vesting.    Subject to the Participant's continued Service on the vesting date set forth in this sentence, and provided the Option has not terminated prior to such date as provided herein (including pursuant to Section 1(b)), the Option shall vest in a single installment on [            ] (hereinafter referred to as a "Vested Option").

          4.    Accelerated Vesting Upon a Change in Control.    Upon the occurrence of a Change of Control, the Option, to the extent not previously cancelled or forfeited, shall immediately vest in full, so long as the Participant's Service has not been terminated before the date of the consummation of the Change of Control and provided the Option had not terminated prior to such Change of Control.

          5.    Forfeiture.    If the Participant's Service is terminated for any reason, the Option shall, if not then vested, be cancelled by the Company without consideration. If the Option is a Vested Option as of the date of termination, the Vested Option shall remain exercisable for the period set forth in Section 6.

          6.    Exercise of Option.

            (a)    Period of Exercise.    Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of a Vested Option at any time prior to the earliest to occur of:

                (i)  the tenth anniversary of the Date of Grant;

               (ii)  the date that is ninety (90) days following termination of the Participant's Service for any reason other than death, Permanent Disability or Cause;

              (iii)  the date that is one (1) year following termination of the Participant's Service due to death or Permanent Disability;

              (iv)  the date of termination of the Participant's Service due to Cause.

            (b)    Method of Exercise.

                (i)  Subject to Section 4, a Vested Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. In the event the Option is being exercised by the Participant's representative, the notice shall be accompanied by proof (satisfactory to the Committee) of the representative's right to exercise the Option. The payment of the Option Price may be made at the election of the Participant (A) in cash or its equivalent (e.g., by check), (B) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (C) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (D) by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, or (E) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law. Neither the Participant nor the Participant's representative shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

               (ii)  Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

              (iii)  Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant's name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

              (iv)  In the event of the Participant's death, a Vested Option shall remain exercisable during the period set forth in Section 6 by the Participant's executor or administrator, or the person or persons to whom the Participant's rights under this Award Agreement shall pass by will or by the laws of descent and distribution as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

          7.    No Right to Continued Service.    The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

          8.    Securities Laws/Legend on Certificates.    The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          9.    Transferability.    The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate;

  provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant's lifetime, the Option is exercisable only by the Participant.

          10.    Adjustment of Option.    Adjustments to the Option (or any of the Shares underlying the Option) shall be made in accordance with the terms of the Plan.

          11.    Definitions.    For purposes of this Award Agreement:

          "Cause" shall have the meaning set forth in the Participant's employment agreement with the Company or its Affiliates, if any, or if the Participant is not a party to an employment agreement with a definition of "Cause", then "Cause" means that the Board has determined that any one or more of the following has occurred: (i) the Participant shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony; (ii) the Participant shall have failed or refused to carry out the reasonable and lawful instructions of Chief Executive Officer of the Company, the executive to whom the Participant reports, or the Board (other than as a result of illness or disability) concerning duties or actions consistent with the Participant's position and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Board; (iii) the Participant shall fail to adhere to any material written Company policy and such failure to comply shall not have been cured, if curable, within ten (10) days following written notice from the Board of such failure; (iv) the Participant shall have engaged in any gross or willful misconduct resulting in a substantial loss to the Company or any of its Affiliates or substantial damage to any of their reputations; or (v) the Participant shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company.

          "Permanent Disability" shall have the meaning set forth in the Participant's employment agreement with the Company or its Affiliates, if any, or if the Participant is not a party to an employment agreement with a definition of "Permanent Disability," then "Permanent Disability" means any physical or mental disability rendering the Participant unable to perform his duties for a period of at least one hundred twenty (120) days out of any twelve (12) month period.

          12.    Withholding.    The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

          13.    Notices.    Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

          14.    Entire Agreement.    This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

          15.    Waiver.    No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

          16.    Successors and Assigns.    The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant's assigns and the legal representatives, heirs and legatees of the Participant's estate, whether or not any such person shall have become a party to this Award Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

          17.    Choice of Law; Jurisdiction; Waiver of Jury Trial.    This Award Agreement shall be governed by the laws of the State of Utah, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

          SUBJECT TO THE TERMS OF THIS AWARD AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AWARD AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN UTAH. BY EXECUTING AND DELIVERING THIS AWARD AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT.

          18.    Option Subject to Plan.    By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference (subject to the limitation set forth in Section 19). In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan and the Award Agreement.

          19.    Amendment.    The Committee may amend or alter this Award Agreement and the Option granted hereunder at any time; provided that, subject to Articles 11, 12 and 13 of the Plan, no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Award Agreement or with respect to the Option.

          20.    Severability.    The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

          21.    Signature in Counterparts.    This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

ENERGYSOLUTIONS, INC.
	By:	Val John Christensen, President and CEO
Agreed and acknowledged as of the date first above written:
PARTICIPANT

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  Exhibit 10.8.6
Energy Solutions , Inc. 2007 Equity Incentive Plan NONQUALIFIED STOCK OPTION AWARD AGREEMENT (Performance-Based: [Business Unit] Operating Income)
R E C I T A L S